UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 22, 2006 (November 21, 2006)

AFFINION GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-133895	06-1637809
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Connecticut Avenue

Norwalk, Connecticut 06850

(Address of Principal Executive Offices)

(203) 956-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(d) Effective as of November 21, 2006, the Company appointed Kenneth Vecchione to its board of directors. Pursuant to the Company’s policies, as a non-employee director Mr. Vecchione will receive annual compensation in the amount of $45,000 payable in equal quarterly installments, plus $2,000 for each regular or special meeting of the Company’s board of directors or board committee that he attends in person, plus an additional $1,000 for each regular or special meeting of the Company’s board of directors or board committee that he attends by teleconference. In addition, Mr. Vecchione is eligible to participate in the Company’s 2005 Stock Incentive Plan. In connection with his appointment as a director and in anticipation of his appointment as chairperson of the audit committee as described below, Mr. Vecchione was granted options to purchase 22,500 shares of common stock of the Company under the 2005 Stock Incentive Plan.

It is anticipated that the board of directors of the Company will establish an audit committee in the near future and that Mr. Vecchione will be appointed as the chairperson of such audit committee. At that time, pursuant to Company policies, as chairperson of the audit committee Mr. Vecchione will be entitled to receive an additional $15,000 in annual cash compensation, in addition to his compensation as a non-employee director.

[SIGNATURE PAGE TO FOLLOW]

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFINION GROUP, INC.

Date: November 22, 2006	By:	/s/ Todd H. Siegel
	Name:	Todd H. Siegel
	Title:	Executive Vice President and General Counsel

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